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                                                                   EXHIBIT 10(n)

                               HARRIS CORPORATION

                   1997 DIRECTORS' DEFERRED COMPENSATION PLAN

               1. PURPOSE. The purpose of this 1997 Directors' Deferred Compensation Plan (the "PLAN") is to establish a method of deferring Directors compensation which will aid Harris Corporation (the "CORPORATION") in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Corporation. This Plan replaces and supersedes the Harris Corporation Deferred Compensation Plan for Directors, Amended as of December 2, 1994 (the "PREDECESSOR PLAN"). From and after the effective date of this Plan, no further deferrals may be made under the Predecessor Plan and any amounts invested or deemed invested in the investment accounts of the Predecessor Plan shall be deemed to be invested in the equivalent investment funds under this Plan. Any election made by a Director under the Predecessor Plan, unless and until amended by a Director in accordance with this Plan, shall remain in effect under this Plan.

               2. RIGHT TO DEFER COMPENSATION. (a) (i) Any Director of the Corporation who is not an employee of the Corporation or one of its subsidiaries and WHO HAS NOT made an election under the Predecessor Plan to defer all or any specified part of the compensation to which the Director may be entitled for services rendered as a Director with respect to calendar year 1997, may at any time prior to August 1, 1997, elect to defer under this Plan all or any specified part of the compensation to which the Director may thereafter be entitled with respect to the remainder of calendar year 1997; PROVIDED, HOWEVER, that such Director may only invest such deferred compensation in the Harris Stock Equivalents Fund (as defined below). References in this Plan to compensation shall be references to compensation of a Director only for services rendered as a Director.

                   (a) (ii) Any Director of the Corporation who is not an employee of the Corporation or one of its subsidiaries and WHO HAS made an election under the


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Predecessor Plan to defer all or any specified part of the compensation to which the Director may be entitled with respect to calendar year 1997, may at any time prior to August 1, elect to defer into the Harris Stock Equivalents Fund under this Plan, all or a specified part of, the compensation to which the Director may thereafter be entitled with respect to the remainder of calendar year 1997, prior to August 1, 1997. Such Director may also elect to invest all or any specified part of any existing balances in her/his Account (as defined below) into the Harris Stock Equivalents Fund. Elections to invest existing balances into the Harris Stock Equivalents Fund (x) made on or prior to June 30, 1997, will be effective on June 30, 1997, and (y) made on or after July 1, but prior to July 31, 1997, will be effective on July 31, 1997. The number of Deferred Stock Units (as defined below) to be credited to a Director's Account will be determined as set forth in Paragraph 3.

                    (a) (iii) Each of the foregoing elections under this Plan for calendar year 1997 shall specify (x) in the case of an election under Paragraph 2(a)(i), the amount or part of compensation to be deferred for the remainder of 1997 and (y) in the case of an election under Paragraph 2(a)(ii), the amount or part of compensation and existing balances to be invested in the Harris Stock Equivalents Fund. Any deferral elections made under the Predecessor Plan or made in accordance with Paragraph (a)(i) or (a)(ii) shall be irrevocable for 1997.

                    (b) For calendar years subsequent to 1997, any Director of the Corporation who is not an employee of the Corporation or one of its subsidiaries may at any time prior to the commencement of a calendar year elect to defer under this Plan all or any specified part of the compensation to which the Director may thereafter be entitled with respect to such subsequent year. Any person who is not an employee of the Corporation or one of its subsidiaries who is elected as a Director and who was not a Director on the last day of the calendar year immediately prior to her/his election may, within thirty days of the commencement of her/his term, elect to defer all or any specified part of the compensation



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to which she/he may thereafter be entitled with respect to the year in which she/he is so elected.


                   (c) Each of the foregoing deferral elections under this Plan shall be made by written notice delivered to the Secretary of the Corporation, specifying the year or years with respect to which the election shall apply and the amount or part of compensation to be deferred for such year or years (and in the case of an election under Paragraph 2(a)(ii) the portion of existing balances to be invested in the Harris Stock Equivalents Fund). A deferral election under this Plan with respect to any year shall be irrevocable after commencement of such year or, in the case of a person who was not a Director on the last day of the calendar year immediately prior to her/his election, after the commencement of her/his term.

               3. DEFERRED COMPENSATION ACCOUNTS. (a) GENERAL. On the last day of each calendar month in which compensation deferred under this Plan would have become payable to a Director, the amount of such compensation shall be credited to a Deferred Compensation Account ("ACCOUNT") which shall be established and maintained for such Director as a special ledger account on the Corporation's books. Amounts credited to the Account of a Director shall be deemed to be invested in accordance with the investment election of such Director among the investment funds of the Corporation's Retirement Plan identified on EXHIBIT A hereto, as such exhibit may be amended from time to time; PROVIDED, HOWEVER, that such amounts may not be deemed invested in the Harris Stock Fund of the Corporation's Retirement Fund but, alternatively, may be deemed to be invested in the Harris Stock Equivalents Fund as set forth in Paragraph 3(b) (the investment funds set forth on EXHIBIT A, as amended from time to time, and the Harris Stock Equivalents Fund are sometimes referred to as the "INVESTMENT FUNDS"). Subject to the provisions of Section 3(b) below for investments in the Harris Stock Equivalents Fund, a Director may invest her/his account balance or future deferred amounts in 1.0% increments in any of the Investment Funds (or in such other increments as are permitted under the Corporation's Retirement Plan, as amended from time to time) and, may change


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her/his investment elections in a manner consistent with the changing of investment elections as set forth in the Corporation's Retirement Plan, as amended from time to time. A Director's account balance and future deferred amounts shall be invested in the Balanced Fund until the Director makes a valid investment election pursuant to this Paragraph 3. Earnings and losses with respect to a Director's Account shall be allocated to such Account with the same frequency and in the same manner as allocations under the Corporation's Retirement Plan, as amended from time to time.

               (b) SPECIAL RULES CONCERNING HARRIS STOCK EQUIVALENTS FUND. Notwithstanding any other provisions of this Plan to the contrary, the following rules shall apply to investments in the Harris Stock Equivalents Fund.

                    (i) NO INTRA-PLAN TRANSFERS INTO OR OUT OF THE HARRIS STOCK EQUIVALENTS FUND. Except for a reallocation of a Director's Account balance as set forth in Paragraph 2(a)(ii), a Director may not make an election to transfer or reallocate amounts deemed to be invested in any of the other Investment Funds into the Harris Stock Equivalents Fund. In addition, amounts deemed to be invested into the Harris Stock Equivalents Fund may not thereafter be reallocated into any of the other Investment Funds.

                    (ii) VALUE OF HARRIS STOCK EQUIVALENTS FUND. Amounts credited to the Account of a Director on the last day of each calendar month and invested in the Harris Stock Equivalents Fund shall be deemed to be invested in Harris Corporation common stock, par value $1.00 per share ("COMMON STOCK"). The Corporation shall credit the Harris Stock Equivalents Fund of a Director's Account with that number of units (including fractions) obtained by dividing the amount of such deferred compensation deemed invested in the Harris Stock Equivalents Fund by the Fair Market Value (as defined below) of a share of Common Stock on the date such amounts are credited to the Harris Stock Equivalents Fund (with the units thus calculated referred to herein as "DEFERRED STOCK UNITS"). For purposes of this Plan, Fair Market Value on any date shall

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mean the closing price of the Common Stock as reported by the New York Stock
Exchange, Inc. for the date which is the nearest trading date preceding the date on which such value is to be determined.

                    (iii) EARNINGS ON HARRIS STOCK EQUIVALENTS FUND. The Harris Stock Equivalents Fund account of a Director shall be credited with the amount of cash dividends payable with respect to that number of shares of Common Stock equal to the number of Deferred Stock Units (including fractions) credited in the Harris Stock Equivalents Fund of such Director on the dividend payment date. The amount so credited shall then be converted into Deferred Stock Units in the manner described above using the Fair Market Value on the same day, and in a manner consistent with the Corporation's Retirement Plan, as amended from time to time.

                    (iv) REALLOCATIONS OF FUTURE INVESTMENTS INTO THE HARRIS STOCK EQUIVALENTS FUND. Subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934 ("SECTION 16(B)"), changes in investment elections with respect to future investments of deferred amounts into the Harris Stock Equivalents Funds may be made at the Director's discretion.

                    (v) ADJUSTMENTS TO AVOID DILUTION. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, extraordinary dividends, combination or exchange of shares or other similar event, the value and attributes of each Deferred Stock Unit shall be appropriately adjusted consistent with such change to the same extent as if such Deferred Stock Units were issued and outstanding shares of Common Stock, so as to preserve, without increasing, the value of the deferred compensation credited to the Harris Stock Equivalents Fund. Such adjustments shall be made by the Board of Directors of the Corporation and shall be conclusive and binding for all purposes of the Plan.

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                    (vi) NO RIGHTS AS SHAREHOLDER. Distributions from the Harris
Stock Equivalents Fund shall be made in cash with the amount of cash paid on account of each Deferred Stock Unit being equal to the Fair Market Value of a share of Common Stock on the last day of the month preceding the date of distribution. No Director with deferred compensation credited to the Harris
Stock Equivalents Fund shall have rights as a shareholder of the Corporation with respect to such Deferred Stock Units.

               4. PAYMENT OF DEFERRED COMPENSATION. A Director shall elect the manner in which the amounts credited to her/his Account shall be paid by a written election delivered to the Secretary of the Corporation at the time such Director elects to participate in this Plan. A Director may modify any payout election up to 120 days prior to resignation or retirement, at which time the election shall become irrevocable; PROVIDED, HOWEVER, that if a Director has deferred amounts invested in the Harris Stock Equivalents Fund, no such modification shall be made without the prior approval of the Board of Directors of the Corporation or a Committee comprised solely of "non-employee directors" as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended from time to time. Payments must commence no later than age 72. A Director's payout election shall apply to all amounts deferred and all earnings thereon in the Director's Account regardless of the year in which the amounts were deferred. Upon a Director's resignation or retirement, amounts credited to the Director's Account shall be payable to her/him at her/his election in (i) a lump sum on a date certain within five (5) years of resignation or retirement or
(ii) in annual payments over a designated number of years provided the Account is fully paid within ten (10) years of resignation or retirement. Annual payments shall be made on or before January 15. Until a Director's Account has been completely distributed, earnings and losses on the unpaid balance thereof shall be allocated as provided in Paragraph 3 above.

               5. MODIFICATION OF PAYMENT TERMS IN CERTAIN CIRCUMSTANCES. If after a person shall have ceased to be a Director, but prior to full payment to her/him of the entire amount of her/his Account, she/he shall, after reasonable warning from the Corporation's


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Board of Directors, persist in an affiliation with any business that is a principal competitor with a significant portion of the business conducted by the Corporation, the entire balance of such Account may, if directed by the Board of Directors in its sole discretion, be paid immediately to her/him in a lump sum.

               6. PAYMENT IN THE EVENT OF DEATH. In the event a Director or former Director dies prior to receiving payment of the entire amount of her/his Account, the unpaid balance shall be paid to such beneficiary as she/he may have designated in a written notice delivered to the Secretary of the Corporation as the person, firm or trust to receive any such post-death distribution under this Plan or, in the absence of such written designation, to her/his legal representative or any person, firm or organization designated in her/his last will to receive such distributions. Distributions subsequent to the death of a Director or former Director shall be made in a lump sum.

               7. NON-ASSIGNABILITY. None of the rights or interests of any Director or former Director in amounts of compensation deferred under this Plan shall, prior to actual payment or distribution to her/him, be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

               8. PLAN TO BE UNFUNDED. The Corporation shall be under no obligation to acquire, segregate, or reserve any funds or other assets for purposes relating to this Plan and no Director or former Director shall have any rights whatsoever in or with respect to any funds or other assets held by the Corporation for purposes of this Plan or otherwise. Accounts maintained for purposes of this Plan shall merely constitute bookkeeping records of the Corporation and shall not constitute any allocation whatsoever of any assets of the Corporation or be deemed to create any trust or special deposit with respect to any of the Corporation's assets.

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               9. MISCELLANEOUS. The Board of Directors, any Committee of the
Board of Directors, and any officer of the Corporation charged with responsibility for the administration and operation of this Plan, may rely upon information supplied to them by the officers of the Corporation and by the Corporation's independent certified public accountants. The members of the Board of Directors, and any officer of the Corporation charged with responsibility for the administration and operation of this Plan, shall not be liable for any act or action, whether of commission or omission, taken by any other member or by any other officer, agent, or employee; nor, except in circumstances involving his bad faith, for anything done or omitted to be done by herself/himself. The Board of Directors may from time to time amend, suspend, terminate or reinstate any or all of the provisions of this Plan, except that no such amendment, suspension or termination shall adversely affect the Account of any Director or former Director as it existed immediately before such amendment, suspension or termination or the manner of distribution thereof, unless such Director or former Director shall have consented thereto in writing. This Plan shall be construed and governed by the laws of Delaware.

               10. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective on June 27, 1997.

               IN WITNESS WHEREOF, Harris Corporation does hereby adopt this 1997 Directors' Deferred Compensation Plan as of June 27, 1997.

                              HARRIS CORPORATION

                              By /s/ Phillip W. Farmer
                                ---------------------------------
                                  Phillip W. Farmer
                                  Chairman of the Board, President
                                  and Chief Executive Officer

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